Exhibit 10.31

AMENDMENT
TO THE
ACLARA BIOSCIENCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of ACLARA BioSciences, Inc., a corporation organized under the laws of State of Delaware, under Section 12 of the ACLARA BioSciences, Inc. Employee Stock Purchase Plan (the “Plan”), the Board hereby amends the Plan, subject to stockholder approval, as follows:

1.	Section 2 of the Plan is hereby amended to read in its entirety as follows:

“2.    Stock Subject to the Plan.    Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 12 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate eight hundred thousand (800,000) shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares of Stock bought on the New York Stock Exchange or other nationally-recognized exchange, or other market, for purposes of the Plan.”

* * * * * * * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of ACLARA BioSciences, Inc., effective as of April 23, 2002.

Executed on this 14th day of August, 2002.

/S/ ALFRED G. MERRIWEATHER

Alfred G. Merriweather, Secretary